SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2007

REGAL ONE CORPORATION
(Exact name of registrant as specified in Charter)

Florida	0000-845385	95-4158065
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

911300 West Olympic Blvd., Suite 800
Los Angeles, CA 90064
(Address of Principal Executive Offices)

310-312-6888
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On January 29, 2007, Regal One Corporation (the “Company”) dismissed George Brenner as its principal independent accountant do to health reasons. George Brenner’s report on the Company’s financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles. There were no disagreements with George Brenner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of George Brenner, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The Company has provided George Brenner with a copy of the disclosures it is making in response to this Item 4.01 prior to the day that this Current Report on Form 8-K is being filed with the SEC. The Company requested that George Brenner furnish a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A copy of such a letter provided by George Brenner is filed as Exhibit 16.1 to this Current Report.

On January 29, 2007, the Company retained De Joya Griffith & Company, LLC to serve as its principal independent accountant. The Company’s board of directors approved the decision to dismiss George Brenner as the Company’s principal independent accountant and to retain De Joya Griffith & Company, LLC to serve as the Company’s principal independent accountant.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter dated February 2, 2007 from George Brenner to the United States Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regal One Corporation

By:	/s/ Malcolm Currie
Malcolm Currie
Chief Executive Officer

Dated: January 2, 2007